Exhibit 23.1

Consent of  Independent  Registered Public  Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8)  pertaining to the 2005 Equity Incentive Plan  of Linear Technology Corporation of our reports dated August 20, 2014, with respect to the consolidated financial statements and schedule of Linear Technology Corporation, and the effectiveness of internal control over financial reporting of Linear Technology Corporation, included in its Annual Report (Form 10-K) for the fiscal year ended June 29, 2014, filed with the Securities and Exchange Commission.

San Jose, California

October 21, 2014